Home Properties of New York, L.P.
                           Amendment No. Fifty-Five to
                           Second Amended and Restated
                        Agreement of Limited Partnership



The Second Amended and Restated Agreement of Limited Partnership of Home Properties of New York, L.P. (the "Partnership Agreement") is hereby amended effective September 27, 2002 to substitute the "Schedule A" attached hereto for the "Schedule A" currently attached to the Partnership Agreement. "Schedule A" is hereby amended to reflect various changes, including the issuance of Units to the former owner of the Cider Mill Apartments located in Maryland.

GENERAL PARTNER
Home Properties of New York, Inc.


/s/ Ann M. McCormick
---------------------------------
Ann M. McCormick
Secretary


LIMITED PARTNERS LISTED ON ATTACHED SCHEDULE A
By: Home Properties of New York, Inc.
      as attorney in fact

/s/ Ann M. McCormick
-----------------------------------
Ann M. McCormick
Secretary